UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2004

                           GENERAL BEARING CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                          ----------------------------

          Delaware                     0-22053                   13-2796245
(State or other jurisdiction   (Commission file number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)

               (Address of principal executive offices)          (Zip Code)
        44 High Street           West Nyack, New York              10994

                                  845-358-6000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

The Company has continued its market strategy of focusing on specific transportation market segments. Consistent with this strategy, on September 28th, 2004, the Company concluded that it needed to record a $1 million impairment of bearing inventory. The impairment was required due to the Company's conclusion that certain slow moving inventory in non-strategy products were less marketable than previously anticipated. While reserves were previously booked against a portion of this inventory, the Company now believes that a larger portion of this inventory should be scrapped. No portion of the impairment charge will result in present or future cash expenditures.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2004                             General Bearing Corporation


                                                  By: /s/ Thomas J. Uhlig
                                                      -------------------
                                                      Name: Thomas J. Uhlig
                                                      Title: President